EXHIBIT 10.20

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated [●]

BETWEEN:

(A)	The person whose name appears below the signature block of the Subscriber on the signature page (the “Subscriber”); and

(B)	CDT Environmental Technology Investment Holdings Limited, an exempt company with limited liability incorporated under the laws of Cayman Islands, with its registered office at Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (Nasdaq: CDTG) (the “Company”).

The Subscriber and the Company are collectively referred to as the “Parties” and each a “Party.”

THE PARTIES HEREBY AGREE:

1.	SHARE SUBSCRIPTION

1.1	Share Subscription. Subject to the terms and conditions of this Agreement, the Subscriber shall subscribe from the Company the number of Class A ordinary shares, par value US$0.0025, of the Company set out on the signature page (the “Shares”), free from encumbrances and with all interests and rights now and hereafter attaching thereto.

1.2	Consideration. The Subscriber shall pay the Company US$[●] in cash per Share as consideration.

2.	DEFINITIONS

In this Agreement, the following terms shall have the meanings set out below:

2.1	“Affiliate” has the meaning given under Rule 405 of the Securities Act.

2.2	“Business Day” means a day other than a Saturday, Sunday, or a day on which banks in Hong Kong or New York are authorized or required to close.

2.3	“DVP” means “Delivery Versus Payment,” being the settlement mechanism described in Section 4.1.

2.4	“Encumbrance” means any lien, charge, pledge, security interest, option, right of first refusal, pre-emptive right, claim, restriction on transfer, or other encumbrance of any kind.

2.5	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.6	“F-1 Registration Statement” means the Company’s registration statement on Form F-1 (including any pre- and post-effective amendments, exhibits, schedules, and all documents incorporated by reference therein) filed with the SEC to register the sale of the Shares under the Securities Act.

2.7	“Governmental Authority” means any governmental, regulatory, or self-regulatory authority, including the SEC and any stock exchange.

2.8	“HKIAC” means the Hong Kong International Arbitration Centre.

2.9	“Losses” means losses, claims, damages, liabilities, penalties, interest, judgments, awards, fines, costs, and expenses (including reasonable attorneys’ fees and expenses), but excluding punitive or exemplary damages to the extent not recoverable under applicable law.

2.10	“Material Adverse Effect” means a material adverse effect on the Company and its subsidiaries taken as a whole, excluding effects arising from (a) general economic or market conditions, (b) changes in law or accounting standards, or (c) changes generally affecting the industry in which the Company operates, except in each case to the extent that such effects disproportionately affect the Company relative to others in the same industry.

2.11

2.12	“Person” includes an individual, company, partnership, trust, association, or other entity.

2.13	“SEC” means the U.S. Securities and Exchange Commission.

2.14	“Securities Act” means the U.S. Securities Act of 1933, as amended.

2.15	“Subscription Amount” means the aggregate amount to be paid for the Shares subscribed hereunder, being the number of Shares multiplied by US$[●], in United States dollars in immediately available funds, as set out on the signature page.

2.16	“Suspension” has the meaning given in Section 6.6(f).

2.17	“Transaction Documents” means this Agreement and any documents delivered at Closing pursuant to Section 4.

2.18	“Transfer Agent” means the Company’s duly appointed transfer agent from time to time, as notified in writing to the Subscriber.

3.	CONDITIONS PRECEDENT

3.1	Closing. The share subscription (“Closing”) shall occur remotely by exchange of documents and signatures on the date (the “Closing Date”) that is the first Business Day (or such other date as the Parties may agree in writing) after satisfaction (or waiver, where permitted under Section 3.5) of all conditions set out in this Section 3.

3.2	Subscriber’s Conditions. The obligations of the Subscriber to complete Closing are subject to the fulfillment (or waiver in writing by the Subscriber) of the following conditions:

(a)	The representations and warranties of the Company remain true and correct in all material respects as of the Closing Date (or, if qualified by materiality, in all respects); and

(b)	No Governmental Authority shall have enacted or issued any law, rule, regulation, judgment, order, injunction, or decree that makes Closing illegal.

3.3	Company’s Conditions. The obligations of the Company to complete Closing are subject to the fulfillment (or waiver in writing by the Company) of the following conditions:

(a)	The Subscriber’s representations and warranties remain true and correct in all material respects as of the Closing Date (or, if qualified by materiality, in all respects); and

(b)	The Company is satisfied that the Subscriber is in a position to settle the Subscription Amount in full.

3.4	Mutual Conditions.

(a)	No Stop Order; No Proceedings. No stop order suspending the effectiveness of the F-1 Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the SEC.

(b)	No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(c)	No Illegality. No Governmental Authority shall have enacted or issued any law, rule, regulation, judgment, order, injunction, or decree that makes Closing illegal.

3.5	Waiver. Any condition in Sections 3.2 and 3.3 may be waived only in writing by the Party for whose benefit it is intended.

4.	ACTIONS AT CLOSING

4.1	Settlement Mechanic — DVP. Settlement of the Shares at Closing shall occur via Delivery Versus Payment (“DVP”). The Subscriber shall wire the Subscription Amount to the account designated in writing by the Company pursuant to Section 4.2(b), and, upon receipt of such funds, the Company shall deliver (or cause the Transfer Agent to deliver) the Shares electronically to the Subscriber on the Closing Date pursuant to Section 4.2(a).

4.2	Deliveries.

(a)	Company Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Subscriber the following:

(i)	This Agreement duly executed by the Company;

(ii)	A copy of the updated register of members of the Company, or an extract of the relevant portion thereof, showing the Subscriber as the registered holder of the Shares;

(iii)	A copy of irrevocable instructions to the Transfer Agent, instructing the Transfer Agent to deliver electronically to the Subscriber, via the DVP settlement mechanism, the number of Shares equal to the Subscription Amount divided by US$[●] registered in the name of the Subscriber, free and clear of all Encumbrances and without any restrictive notation or legend; and

(iv)	A certificate from a duly authorized officer of the Company confirming satisfaction of the conditions in Section 3.

(b)	Subscriber Deliveries. On or prior to the Closing Date, the Subscriber shall deliver or cause to be delivered to the Company the following:

(i)	This Agreement duly executed by the Subscriber; and

(ii)	The Subscription Amount, which shall be wired in immediately available funds to the account designated in writing by the Company at least two (2) Business Days before the Closing Date and made available for DVP settlement. Any currency conversion charges or governmental charges shall be borne and paid by the Subscriber.

4.3	Transfer Agent Fees. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter or electronic delivery instruction delivered by the Company), stamp taxes, and other taxes and duties levied in connection with the electronic delivery of the Shares to the Subscriber.

5.	SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Subscriber represents, warrants, and covenants to the Company the following:

5.1	Binding Effect. The Subscriber (if an entity) is duly incorporated and validly existing under the applicable laws and has the right to execute this Agreement and the power to perform its obligations hereunder; or (if a natural person) has the requisite capacity to execute this Agreement and the ability to perform his/her obligations hereunder. This Agreement has been duly and validly executed by the Subscriber and constitutes the legal, valid, and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

5.2	Due Execution. The signatory whose name appears under the Subscriber’s name on the signature page is a duly authorized signatory of the Subscriber.

5.3	Understanding and Arrangements. Such Subscriber is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Subscriber’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Subscriber is acquiring the Shares hereunder in the ordinary course of its business..

5.4	Foreign Investor. Such Subscriber hereby represents that he, she or it has satisfied himself, herself or itself as to the full observance by the Subscriber of the laws of its jurisdiction applicable to the Subscriber in connection with the purchase of the Shares or the execution and delivery by the Subscriber of this Agreement and the Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Subscriber’s purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and payment for, and continued beneficial ownership of, the Shares will not violate any securities or other laws of the Subscriber’s jurisdiction applicable to the Subscriber.

5.5	Accredited or Non-U.S. Investor. The Subscriber is either (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act; and/or (b) not a “U.S. person” within the meaning of Regulation S under the Securities Act, acquiring the Shares in an offshore transaction in compliance with Regulation S.

5.6	Investment Experience. The Subscriber has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

5.7	Disclosure of Information. The Subscriber has been afforded the opportunity to ask the Company questions necessary for its investment decision and has access to the Company’s filings with the SEC.

5.8	No General Solicitation. The Subscriber has not learned of the offering of the Shares by means of any general solicitation or general advertising.

5.9	Bad Actor. The Subscriber is not, and is not controlled by, a “bad actor” disqualified person as described in Rule 506(d) under the Securities Act (to the extent applicable to the exemption relied upon).

5.10	OFAC / AML / Sanctions. The Subscriber (and, if applicable, its beneficial owners) is not a person with whom dealings are prohibited under applicable sanctions laws (including U.S. sanctions administered by OFAC) and is in compliance with applicable anti-money laundering laws. The Subscriber’s funds used to pay the Subscription Amount shall not be derived from unlawful activities.

6.	THE COMPANY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Company represents, warrants, and covenants to the Subscriber the following:

6.1	Binding Effect. The Company has the legal right and full power and authority to enter into and perform its obligations under this Agreement, which, when executed, will constitute valid and binding obligations on itself in accordance with their respective terms.

6.2	Due Execution. The Company is duly incorporated and validly existing under the applicable laws and has the right to issue shares, to carry on its business as currently conducted, and to execute this Agreement. The signatory whose name appears under its name on the signature page is a duly authorized signatory of the Company.

6.3	No Conflicts. The Company’s execution and performance of this Agreement does not violate its organizational documents or any applicable law, and does not breach any material agreement, except where such breach would not reasonably be expected to result in a Material Adverse Effect.

6.4	Terms of Subscription. Each share subscription agreement or similar agreement that the Company signs, is signing, or will sign with each subscriber in this round of financing is on the same form and based on the same terms and conditions.

6.5	Registration Statement Covenants.

(a)	Maintenance of Effectiveness. The Company shall keep the F-1 Registration Statement continuously effective after Closing until the earliest of:

(i)	the date on which all Shares held by the Subscriber have been sold pursuant to the F-1 Registration Statement;

(ii)	the date on which the Subscriber may sell all Shares without volume or manner-of-sale limitations under Rule 144 (or any successor rule) and without current public information requirements (if applicable to the Company); or

(iii)	90 calendar days after the effective date of the F-1 Registration Statement, subject to Section 6.6(b) (Suspension/Blackout).

(b)	Suspension / Blackout. The Company may suspend the use of the prospectus (a “Suspension”) if the Company determines in good faith that:

(i)	there exists material nonpublic information that the Company has a bona fide business purpose for keeping confidential; or

(ii)	an amendment or supplement to the prospectus is required to avoid a material misstatement or omission.

During a Suspension ,the Company shall use commercially reasonable efforts to end the Suspension as promptly as reasonably practicable.

Unless otherwise required by law or the SEC, total Suspensions shall not exceed forty-five (45) calendar days; provided that this cap shall not apply to suspensions required by the SEC or applicable law, or due to a pending material transaction that is not within the Company’s reasonable control.

7.	TERMINATION

7.1	Conditions. Prior to Closing, this Agreement may be terminated:

(a)	by the mutual written consent of the Parties;

(b)	by either Party if Closing has not been consummated by [●] (the “Long-Stop Date”), unless such failure is primarily caused by the terminating Party’s own breach of this Agreement;

(c)	by either Party if there has been a material breach of this Agreement by the other Party that is not cured within ten (10) Business Days after written notice of such breach (if such breach is capable of being cured); or

(d)	by either Party if a Governmental Authority issues a final, non-appealable order permanently restraining or prohibiting Closing.

7.2	Effect of Termination. If this Agreement is terminated in accordance with Section 7.1:

(a)	No Party shall have any further obligation under this Agreement, except as set out in Section 7.2(b); and

(b)	Sections 8 (Confidentiality), 9.5 (Notices), and 10 (Miscellaneous) shall survive termination. The liability of either Party for breach of this Agreement shall not be discharged by termination.

Termination shall not limit liability for fraud or for willful breach occurring before termination.

8.	CONFIDENTIALITY

8.1	Each Party shall keep confidential the existence and terms of this Agreement and any nonpublic information received from the other Party in connection with this Agreement, except:

(a)	disclosures to its Affiliates, directors, officers, employees, attorneys, accountants, banks, and advisors who need to know and are bound by confidentiality obligations at least as protective as those in this Section 8;

(b)	disclosures required by applicable law, stock exchange rules, or any Governmental Authority (including SEC disclosure requirements), provided that the disclosing Party (to the extent permitted by law) gives prompt written notice to the other Party and cooperates to seek confidential treatment; and

(c)	information that becomes publicly available other than through a breach of this Agreement.

8.2	This Section 8 shall survive termination and Closing for a period of two (2) years.

9.	GOVERNING LAW AND JURISDICTION

9.1	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Hong Kong.

9.2	Jurisdiction. Any dispute arising out of or in connection with this Agreement (including any question regarding its existence, validity, or termination) shall be referred to and finally resolved by arbitration administered by the HKIAC under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force at the date of this Agreement. The seat of arbitration shall be Hong Kong. The arbitration shall be conducted in Chinese. The arbitral award shall be final and binding, and judgment may be entered in any court of competent jurisdiction.

10.	MISCELLANEOUS

10.1	Entire Agreement. This Agreement supersedes all previous oral and written representations, exchanges, understandings, and agreements between the Parties with respect to its subject matter.

10.2	Amendments; Waivers. Any amendment or waiver of any provision of this Agreement must be made in writing and signed by the Parties affected. Any waiver of a right or remedy under this Agreement shall not be deemed a waiver of any other right or remedy.

10.3	Assignment. No Party may assign the benefit of any provision of this Agreement without the prior written consent of the other Party, except that the Subscriber may assign to an Affiliate or a fund managed by the same manager, provided the assignee agrees in writing to be bound by this Agreement and the Subscriber remains liable unless released in writing by the Company.

10.4	Costs and Charges. Each Party shall bear its own costs incurred in relation to this Agreement and the transactions contemplated hereunder, except as expressly provided in Sections 4.3.

10.5	Notices. All notices shall be delivered either by courier or email to the addresses set forth under each Party’s name on the signature page. Notices shall be deemed to have been delivered on the fifth (5th) Business Day after the date of dispatch if delivered by courier, and on the date of transmission if sent by email during normal business hours on a Business Day at the recipient’s location, or on the next Business Day if sent outside those hours.

10.6	Further Assurances. Each Party shall execute and deliver any additional documents and do any acts reasonably necessary to carry out the purposes of this Agreement.

10.7	Counterparts; Electronic Signatures. This Agreement may be signed in counterparts and by electronic signature, each of which shall be treated as an original, and all of which together shall constitute one and the same instrument.

10.8	Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remainder shall remain in full force and effect, and the Parties shall replace the invalid provision with a valid one that most closely reflects the original intent.

10.9	No Third-Party Beneficiaries. Except as expressly provided in Section 7 (Indemnification), no Person other than the Parties has any rights under this Agreement.

10.10	No Admission; Arm’s Length. The Parties are independent and enter into this Agreement at arm’s length. Nothing in this Agreement creates a partnership or agency relationship between the Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

[Note: Please use the signature block below if the Subscriber is a natural person. Delete the other.]

THE SUBSCRIBER

Name	:	[●]
Address	:	[●]
Phone	:	[●]
Email	:	[●]
No. of Shares	:	[●]
Total consideration	:	[●]

[Note: Please use the signature block below if the Subscriber is an entity. Delete the other.]

THE SUBSCRIBER

For and on behalf of [●]
Name	:	[●]
Title	:	[●]
Contact person	:	[●]
Address	:	[●]
Phone	:	[●]
Email	:	[●]
No. of Shares	:	[●]
Total consideration	:	[●]

THE COMPANY

For and on behalf of CDT Environmental Technology Investment Holdings Limited
Name	:	Yunwu Li
Title	:	Director
Address	:	C1, 4th Floor, Building 1, Financial Base, No.8 Kefa Road, Nanshan District, Shenzhen, China 518057
Phone	:	+86-0755-86667996
Email	:	liyunwu@cdthb.cn